Exhibit 10.22

CONSULTING AGREEMENT

                THIS CONSULTING AGREEMENT (“Agreement”), made effective as of May 1, 2001, by and between VirtualFund.com, Inc., a Delaware corporation (the “Company”), and MSJ & Associates, LLC, a Minnesota corporation (“Consultant”) controlled by Monte Johnson, a Minnesota corporation (“Principal”).

RECITALS:

                A.            The Company and Consultant desire to enter into this Agreement to confirm the terms and conditions of Consultant’s retention as an independent contractor and consultant.

AGREEMENTS:

                NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained in this Agreement, the parties hereby covenant and agree as follows:

                1.             Engagement of Consultant to Perform Consulting Services. The Company hereby engages Consultant to provide general and overall managerial and financial advice and consulting services to the Company as may be requested by the Company from time to time, and Consultant accepts such engagement and hereby agrees to perform such services for the Company, as an independent contractor, and not as an employee, during the Term of this Agreement. The services to be performed by Consultant hereunder shall include the services and duties generally provided by a Chief Executive Officer of a corporation, and such additional services as may be reasonably requested from time to time by the Company (collectively, the “Services”). All of the Services provided by the Consultant shall be provided personally through, and only through, Principal, unless otherwise agreed by the Board of Directors of the Company. The Consultant shall at all times be and remain subject to the control and direction of the Board of Directors, and in performing Services the Consultant shall at all times carry out the reasonable directions and instructions of the Board of Directors (unless contrary to law or regulation).

                2.             Authority and Title; Performance Standards. During the Term, the Principal, on behalf of the Consultant, shall be designated as the acting Chief Executive Officer of the Company, and shall have the powers and authorities, and shall be subject to the duties and obligations, inherent in such office. The Principal shall report directly to the Board of Directors and such other persons, if any, as may be directed by the Board of Directors. Consultant shall perform the Services as and when requested by the Company during the Term. Consultant may determine the particular hours and days for the performance of the Services, provided that the Services are performed on a timely basis, and provided that Principal is generally available during normal business hours of the Company. The parties acknowledge that the Services are not expected to be required on a full-time basis. Except as otherwise provided herein, Consultant shall not be prohibited from providing services to others during the Term, provided the Consultant is available to the Company to provide Services hereunder. In the performance of the Services, Consultant shall act in good faith and shall use all reasonable efforts to comply with all reasonable requests of the Company during the term of this Agreement. Consultant shall perform the Services diligently and to the best of Consultant’s and Principal’s ability. Principal shall be subject to any and all fiduciary duties owed to the Company which are inherent with the office held hereunder. Consultant represents and warrants to the Company that there are no restraints upon Consultant or Principal which will or could prohibit Consultant from fulfilling his obligations hereunder.

                3.             Term. Subject to the terms and provisions of this Agreement, the term of this Agreement and Consultant’s engagement hereunder, shall be for an indefinite term which shall end on five (5) days written notice by either party, unless terminated earlier in accordance with the terms and provisions of Section 7 hereof (the “Term”).

                4.             Consulting Fee. In consideration for the Services rendered hereunder, Consultant shall receive a fee of One Hundred Seventy-five Dollars ($175.00) per hour for Services requested by the Company and actually rendered by Consultant during the Term (the “Fee”), including travel time for Company requested or required business travel. The Fee shall be payable monthly, in arrears, within five days of Consultant’s submittal of an invoice to the Company detailing the hours spent and Services performed. Upon the execution of this agreement, the Company shall deposit with the Consultant the amount of $15,000.00 to be held as a deposit until the termination of this Agreement. At termination, Consultant’s final invoice shall be paid from such deposit, and any excess deposit shall be immediately refunded to the Company, or the Company shall immediately pay any deficiency, as applicable. All fees for Services rendered before the effective date of this Agreement shall be paid in full, within two days of the execution hereof. The Consultant acknowledges and agrees that only the Consultant, and not the Principal, shall be entitled to the Fee or any portion thereof. The Consultant shall be solely responsible for any compensation or remuneration to the Principal.

                5.             Relationship of Parties. Consultant (whether or not acting through the Principal) is and shall be deemed to be an independent consultant, and the Company and Consultant acknowledge and agree that the relationship created by this Agreement is not that of joint venturers or of employer and employee. Consultant and Principal shall not be entitled to participate in any life, disability, accident and health insurance, hospitalization, pension, retirement, or any other employee benefits of the Company. Consultant shall be responsible for any and all taxes associated with the payment of the Fee, and shall report and pay such taxes consistent with the provisions of this Agreement. The Company shall not be entitled to direct the method of performance of the Services. Consultant, through Principal as chief executive officer, shall have the authority to bind the Company to any contract, agreement or arrangement without specific approval or authorization by the Board of Directors, but only with respect to transactions in the ordinary course of the business of the Company. All contracts, agreements, arrangements or other transactions which are not in the ordinary course of the business of the Company shall require the specific or general authorization of the Board of Directors. The provisions of this Section shall survive the expiration or termination of this Agreement.

                6.             Reimbursement for Expenses. Consultant shall be promptly reimbursed by the Company for all reasonable travel (including transportation, meals, lodging other reasonable travel costs) and other expenses actually and properly incurred in the performance of the Services hereunder; provided, however, that any individual expense in excess or $500 must be approved in advance by a member of the Company’s Executive Committee. For all expenses in excess of $25, Consultant shall furnish to the Company applicable statements, receipts and vouchers and otherwise comply with the substantiation and documentation provisions of the applicable Internal Revenue Service Regulations. Consultant shall endeavor to mitigate its travel costs and time to the extent feasible. Consultant shall be entitled to a cell phone allowance of $150.00 per month (without required substantiation) and applicable mileage reimbursement for business travel beyond normal commuting. Company shall provide Consultant with necessary office equipment sufficient to permit Consultant to provide Services, without charge to Consultant.

                7.             Termination. Notwithstanding any provisions of this Agreement to the contrary, this Agreement and Consultant’s retention hereunder may be terminated by the Company immediately and without prior notice for cause. As used in this Section 7, the term “cause” shall mean: (i) gross negligence of Consultant or Principal in the performance of the Services; (ii) willful neglect of Consultant’s or Principal’s duties or willful refusal to comply with the reasonable requests for Services by the Company; or (iii) dishonesty, theft, fraud or other criminal act on the part of Consultant or Principal.

                8.             Limits of Liability and Indemnity. In connection with the performance of Services, the Consultant shall not be liable to the Company, or to anyone who is entitled to any right due to any relationship with the Company, for any acts or omissions in the performance of Services on the part of the Consultant or the Principal, except when said acts or omission of the Consultant or Principal are due to willful misconduct or gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys’ fees, and attachments arising from or growing out of the Services or in any way connected with the rendering of Services, except when the same shall arise due to the willful misconduct or gross negligence of the Consultant. The Company shall cause the Consultant to be covered by its liability and directors’ and officers’ insurance coverage to the extent permissible. Subject to the foregoing limitations, the Company shall be obligated to indemnify Consultant to the full extent permitted in Minnesota Statutes, Section 302A.521, subject to the provisions of such statute.

                9.             Confidential Information. Consultant acknowledges that the confidential and proprietary information and data (which shall mean information or data not known or generally available to the public) obtained by Consultant and Principal during the course of performing Services under this Agreement concerning the Company’s business, affairs, products, inventions, processes, techniques, equipment, machinery, apparatus, business operations, technical information, drawings, specifications, materials, know how, and the like, and any knowledge or information developed by Consultant or Principal as a result of performing Services hereunder (collectively referred to as the “Confidential Information”), are all the sole property of the Company. Consultant agrees to hold (and shall cause Principal to hold) all Confidential Information in confidence and not to disclose the same, without the prior written consent of the Company, to anyone for any reason at any time (unless so required by law or legal process, and then only after written notice to the Company and a reasonable opportunity for the Company to challenge, at its cost, such disclosure). Consultant shall not (and shall cause Principal to not), directly or indirectly, use or permit the use of any Confidential Information for any purpose, other than performing the Services hereunder, without the written consent of Company. Consultant shall use (and cause Principal to use) its best efforts to prevent publication, disclosure or other use or transmission of any Confidential Information. Upon the termination or expiration of this Agreement, or earlier if requested by the Company, Consultant agrees to return (and cause Principal to return) to the Company all Confidential Information in the possession of Consultant or Principal , regardless of the form of such Confidential Information. The provisions of this Section shall survive the expiration or termination of this Agreement.

                10.          Intellectual Property Rights.

(a)           Without limiting the Company’s rights arising by law or custom, Consultant acknowledges that the Company shall exclusively own, and Consultant hereby assigns, transfers, and conveys to the Company, all discoveries, work product, trademarks, service marks, trade names, brand names, software, copyrights, inventions, improvements, patents and other intellectual property rights produced, created, developed or conceived by Consultant or Principal during the Term of this Agreement, whether registered or unregistered, which relate to the Company’s business (collectively, the “Intellectual Property Rights”). Consultant shall disclose all such Intellectual Property Rights to the Company, and Consultant agrees to execute and deliver all documents required by the Company to document or perfect the Company’s exclusive ownership of the Intellectual Property Rights.

(b)           Consultant further agrees that all copyrightable works developed by the Consultant or the Principal, either alone or with others, prior to or during the Term of this Agreement, which relate in any way to the Company’s business, shall be considered to be works made for hire and the ownership of and the copyrights to such works shall be the exclusive property of the Company. Consultant shall disclose all such works to the Company, and Consultant agrees to execute and deliver all documents required by the Company to document or perfect the Company’s exclusive ownership of such works.

(c)           Upon the termination or expiration of this Agreement, or earlier if requested by the Company, Consultant agrees to return to the Company all tangible (including electronic storage) elements of the Intellectual Property Rights and works in the possession of Consultant, regardless of the form of such Intellectual Property Rights and works.

(d)           The provisions of this Section shall survive the expiration or termination of this Agreement.

                11.          Consideration; Remedies. Consultant acknowledges and agrees that the covenants set forth in Sections 9 and 10 above are conditions to the offer of retention by the Company on the terms and for the compensation provided hereunder and that a portion of the consideration paid to Consultant hereunder is being paid by the Company in consideration for such covenants. Consultant further acknowledges and agrees that any breach of any of the covenants set forth in Sections 9 or 10 above would result in immediate and irreparable injury to the Company for which money damages would be an inadequate remedy. Accordingly, Consultant agrees that the Company will have the right to obtain equitable relief including an injunction to enforce the terms of Sections 9 or 10 of this Agreement in addition to any other legal or equitable remedies that may be available to the Company. In the event of any violation by Consultant of the terms of Sections 9 or 10 of this Agreement or any action or proceeding brought in connection with such violation, the losing party (if there be a losing party) shall be required to pay the reasonable costs and legal fees of the other party in pursuing any of its rights with respect to this Agreement, in addition to the damages actually sustained. The provisions of this Section shall survive the expiration or termination of this Agreement.

                12.          Notices. Except as otherwise specifically provided, any notice in writing required or permitted to be given in respect of this Agreement shall be sufficiently given if delivered to the party by hand, by Federal Express or similar overnight carrier service or mailed by registered or certified mail, postage pre-paid, return receipt requested to the following addresses:

Company:	VirtualFund.com, Inc.
Tim Duoos c/o Equity Securities
701 Xenia Ave. So.
Golden Valley, MN 55416
Attn: Chairman of the Board
Phone: (763) 923-2261
Telecopy: (763) 923-2267

Consultant:	MSJ & Associates, LLC
Monte Johnson
1033 Brooks Ave. W
Roseville, MN
Phone: (612) 803-3869
Telecopy: (651) 490-9411

                Any notices shall be deemed to have been received by the party to whom it is addressed if mailed as aforesaid on the third business day following the date of mailing, or if sent by facsimile transmission as aforesaid on the first business day following the date of transmission. Consultant shall be required to inform the Company of any change of address as soon as it occurs.

                13.          No Waiver. The failure or delay on the part of any party in exercising any right, power or remedies under this Agreement or available to such party at law or in equity, shall not operate or be construed as a waiver of such right, power or remedy. Any waiver of a right, power or remedy under this Agreement must be in writing and signed by the party granting the waiver. The giving of a waiver in one instance or for one purpose shall not create any implied obligation to give a waiver in another instance or for another purpose.

                14.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to choice of law principle thereof.

                15.          Entire Agreement. The parties hereto agree that this Agreement constitutes the entire understanding of the parties and supersedes and replaces all oral or written representations and that this Agreement shall not be amended, modified or supplemented in any respect except by a subsequent written Agreement signed by both parties hereto.

                16.          Successors and Assigns. The rights and obligations of the parties under this Agreement may not be assigned by either party without the written consent of the other, which consent shall not be unreasonably withheld. The Agreement shall inure to the benefit of and be binding upon the parties hereto and upon the heirs, executors, administrators and personal representatives of Consultant and the successors and permitted assigns of the Company.

                17.          Severability. Subject to the provisions of applicable law, in the event that any term or provision of this Agreement, or any part or aspect thereof, shall be deemed by a court of competent jurisdiction to be overly broad in scope or duration or both, the court considering the same shall have the power and authority, and the parties hereby direct such court to exercise such power and authority, to modify such term or provision to limit such scope and duration so that such term or provision is no longer overly broad and to enforce the same as so limited. Subject to the foregoing sentence, in the event that any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall attach only to such provisions and shall not affect or render invalid or unenforceable any other provision of this Agreement, it being the intent of the parties that the terms and provisions of this Agreement shall be deemed to be severable into separate and independent covenants.

                18.          Counterparts. This Agreement may be executed in any number of counterparts each of which when executed shall be deemed to be an original and one and the same instrument.

                IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date and year first above written.

VIRTUALFUND.COM, INC.		MSJ & ASSOCIATES, LLC

By	/s/ Timothy R. Duoos	By	/s/ Monte Johnson
Its	Chairman	Its	President

Principal Joining Restrictions

                The Principal hereby acknowledges that the Principal will receive personal benefit from the Consultant entering into this Agreement. As an inducement to the Company to enter into this Agreement, the Principal hereby agrees to be personally bound to all of the covenants, restrictions and obligations of the Company contained in Sections 9, 10 and 11 of this Agreement.

/s/ Monte Johnson
Monte Johnson